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                                                                  Rule 424(b)(3)
                                                                      333-112274


            Addendum to Prospectus Supplement Dated February 27, 2004

                                                          Dated: October 1, 2004

                                 STATE OF ISRAEL
                                 $2,850,000,000
                               THIRD JUBILEE ISSUE
                            DOLLAR BONDS (FIXED RATE)

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The interest rate of each State of Israel Third Jubilee Issue Dollar Bond to be sold during the Sales Period commencing on October 1, 2004 and terminating on October 31, 2004 is:

    Series A (Five Years): 4.00%                Series B (Ten Years): 5.00%

To ensure purchase of a Bond at such interest rate, the purchase price and all supporting documentation must be received by Development Corporation for Israel by October 25, 2004.

Effective as of September 1, 2004, the aggregate maturity amount of the Third Jubilee Issue Dollar Bonds offered under this prospectus has been increased to $2,850,000,000.